BYLAWS

                                       OF

                            ROYSTER-CLARK GROUP, INC.
                                 (the "Company")


                                    ARTICLE I

                                  STOCKHOLDERS

Meetings.

     1.1.1 Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

     1.1.2 Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

     1.1.3 Special Meetings. Special meetings of the stockholders may be called at any time by the president, or the board of directors, or the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting.

     1.1.4 Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

     1.1.5 Voting Rights. Except as otherwise provided herein, in the certificate of incorporation or Bylaws, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.


                                   ARTICLE II

                                    DIRECTORS

2.1 Number and Term. The board of directors shall have authority to (i) determine the number of directors to constitute the board and (ii) fix the terms of office of the directors.

2.2   Meetings.

     2.2.1 Place. Meetings of the board of directors shall be held at such place as may be designated by the board or in the notice of the meeting.


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     2.2.2 Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given, provided, that if the board changes the date or times of the regular meeting, each director shall receive written notice of the new times or places of the regular meetings.

     2.2.3 Special Meetings. Special meetings of the board may be called by direction of the president or any two members of the board on three days' notice to each director, either personally or by mail, telegram or facsimile transmission.

     2.2.4 Quorum. The presence at any meeting of an equal number of directors designated by Francis P. Jenkins, Jr. (a "Jenkins Designee") and directors designated by 399 Venture Partners, Inc. (a "399 Venture Designee") shall constitute a quorum for the transaction of business at any meeting, provided, that if a quorum has not been established during three consecutive regular or special meeting of the board of directors due to the absence of the Jenkins Designees or the 399 Venture Designees, then a quorum shall be constituted by a majority of the directors on the board of directors.

     2.2.5 Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

     2.2.6 Committees. The board of directors may, by resolution adopted by a majority of the whole board, (subject to any contrary agreement among the stockholders of the Company to which the Company is a party) designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, (subject to any contrary agreement among the stockholders of the Company to which the Company is a party) any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board directing the committee.

     2.2.7 Conflict. In the event of a conflict between the provisions in this
Article II conflict with the provisions of the Security Holders Agreement, dated as of April 22, 1999, (the "Stockholders Agreement"), among the Company, 399 Venture Partners, Inc., Francis P. Jenkins and the additional persons signatory thereto, the provisions of the Stockholders Agreement shall govern.

                                   ARTICLE III

                                    OFFICERS

3.1 Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a president, treasurer, secretary and such other officers as it deems advisable.



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3.2 Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any vice president, or vice presidents in the order determined by the board, shall in the absence of the president have the authority and perform the duties of the president.


                                   ARTICLE IV

                                 INDEMNIFICATION

4.1 Right to Indemnification. The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

4.2 Advance of Expenses. Expenses incurred by a director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

4.3 Procedure for Determining Permissibility. To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.



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4.4 Contractual Obligation. The obligations of the Company to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

4.5 Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.6 Insurance and Other Indemnification. The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.


                                    ARTICLE V

                    STOCK AND TRANSFER OF STOCK CERTIFICATES

5.1 Certificates of Stock. Certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with law, as shall be approved by the board of directors. They shall be numbered in order of their issue, and shall be signed by the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Company. The signatures of any of such officers upon such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued and delivered by the Company with the same effect as if he were such officer, transfer agent or registrar.

5.2 Transfers of Stock Lost, Destroyed and Mutilated Certificates. Transfers of shares of the capital stock of the Company by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the secretary of the Company or with a transfer agent of the Company, if any, and on surrender of the certificate or certificates for such shares properly endorsed. The holder of any stock issued by the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, or failure to receive a certificate of stock issued by the Company, and the board of directors of the Company may, in its discretion, cause to be issued to such holder of stock a new certificate or certificates of stock upon compliance with such rules, regulations and/or procedures as may have been prescribed by the board of directors with respect to the issuance of new certificates in lieu of such other certificate or certificates of stock.




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                                   ARTICLE VI

                                   AMENDMENTS

      These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.



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